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EXHIBIT 5.1

CONSENT OF FRASER MILNER CASGRAIN LLP

        We hereby consent to the reference to our opinions under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central GoldTrust. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ FRASER MILNER CASGRAIN LLP
Toronto, Canada
December 10, 2008

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CONSENT OF FRASER MILNER CASGRAIN LLP